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                                                     EXHIBIT 23-A



               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 1999, except for Note XVI as to which the date is September 3, 1999, relating to the consolidated financial statements, which appears in Southern Union Company's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1999.


                                       PRICEWATERHOUSECOOPERS LLP
                                       --------------------------
                                       PricewaterhouseCoopers LLP


Austin, Texas
May 1, 2000